Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officers of Benson Hill, Inc., a Delaware corporation (the “Company”) do hereby certify that, to the best of such officers’ knowledge:
(1)    The Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2023    /s/ Matthew B. Crisp
Matthew B. Crisp
Chief Executive Officer
(Principal Executive Officer)

Date: May 10, 2023    /s/ Dean Freeman
Dean Freeman
Chief Financial Officer
(Principal Financial Officer)

A signed original of these written statements required by Section 906 has been provided to Benson Hill, Inc. and will be retained by Benson Hill, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.